POTOMAC SQUARE
OFFICE LEASE AGREEMENT

15th THIS OFFICE LEASE AGREEMENT (the "Lease"), made effective for all purposes as of the 15 day of November, 2004 by and between **SUSAN D. MOXLEY** (hereafter referred to as "Landlord") and **RICHARD R. OLSON, dba CONMED, INC.** (hereinafter referred to as "Tenant").

a. Landlord's Address for Notices: Susan D. Moxley
c/o Manekin, LLC
7061 Columbia Gateway Drive
Columbia, MD 21046

b. Landlord's Payment Address: Susan D. Moxley
c/o Manekin LLC
7061 Columbia Gateway Drive
Columbia, MD 21046
Attn: Accounting Department

c. Tenant's Address for Notices: Richard R. Olson
CONMED, Inc.
9375 Chesapeake St #219
LaPlata, MD 20646

d. Tenant's Federal ID or Social Security Number: 52-1530272

DEFINITIONS AND BASIC TERMS

The following definitions and basic terms shall have the indicated meanings when used in this Lease:

a. Building: Potomac Square Condominium
9375 Chesapeake Street
La Plata, Maryland 20646

b. Premises: Suite 203 in the Building. The Premises are outlined on the plan attached hereto and made a part hereof as Exhibit "A".

c. Property: The Building, the land upon which the Building is situated and as described in Exhibit "B" attached hereto and made a part hereof (the "Land"), and any other improvements now or hereafter located on the Land.

d. Condominium: The ownership of the Property is in the form of a Condominium wherein each unit is sold to one or more owners, each owner obtaining a particular and exclusive property right thereto, and also an undivided percentage interest in the common elements of the Condominium located on or about the Property. Landlord represents and warrants to Tenant that there is nothing in the Condominium's Articles, By-Laws and/or any Declaration of Covenants (or other similar document or documents) that conflicts with the terms and conditions of the Lease, and that would prohibit or restrict Tenant's quiet use and enjoyment of the Premises in accordance with the terms of the Lease.

e. Condominium Association: The Potomac Square Condominium Association ("Association") is administered by the Council of Unit Owners in accordance with the ByLaws of the Association.

f. Tenant's Rentable Square Feet: 2,424 square feet

g. Commencement Date: The Commencement Date is November 15, 2004.

h. Rent Commencement Date: The Rent Commencement Date is November 15, 2004.

i. Term: Five (5) years, commencing on the Rent Commencement Date and ending at 12:00 midnight November 30, 2009, as may hereafter be extended or terminated in accordance with the terms of the Lease.

j. Base Rent: Tenant shall pay basic rent ("Base Rent") to Landlord for the Premises during the Term, in accordance with the following schedule:

Year	Monthly Base Rent	Annual Base Rent
1 04-05	$2,424.00	$29,088.00
2 05-06	$2,496.72	$29,960.64
3 06-07	$2,571.62	$30,859.46
4 07-08	$2,648.77	$31,785.24
5 08-09	$2,728.23	$32,738.80

k. Additional Rent: Additional Rent is defined in Section 2.4.

l. Rent: Base Rent, Additional Rent and all other sums Tenant may owe Landlord under this Lease.

m. Security Deposit: $1,674.00 in addition to $750.00 security deposit held by Landlord for total $2,424.00.

n. Permitted Use: General office use and for no other purpose.

o. Property Management Company and Address: Manekin, LLC
7061 Columbia Gateway Drive
Columbia, MD 21046

p. Guarantor(s) (name and address): Intentionally omitted.

1. PREMISES

1.1 Premises. Landlord, in consideration of the Rent to be paid and the covenants and agreements to be performed by Tenant, does hereby lease unto Tenant the Premises for the Term (as said Term may be extended or terminated in accordance with the terms of this Lease), together with the non-exclusive right to use the Common Areas, as defined hereafter, in common with the other occupants of the Building, and their respective agents, employees, licensees, customers and invitees; subject however to reasonable rules and regulation promulgated by the Association and the Landlord from time to time as to the use of the foregoing provided such rules and regulations do not unreasonably interfere with Tenant's use and enjoyment of the Premises.

1.2 Common Areas. Landlord grants to the Tenant, and its agents, employees, licensees, customers and invitees, the nonexclusive right to use in common with all of the tenants and occupants of the Building and their respective agents, employees, licensees, customers, and invitees those areas or parts of the Property which are currently designed for use in common, including, but not limited to, entrances and exits, lobbies, hallways, corridors and stairwells, elevators and restrooms of the Buildings, and all sidewalks, driveways, parking areas, landscaped areas and such other areas of the Property as may hereafter be designated by the Association and the Landlord as common areas (the "Common Areas"). This right does not extend to portions of the Building now or hereafter included in any lease or specifically designated by the Association and the Landlord, in their sole discretion, for the exclusive use of any party; provided that any change in the Common Areas shall not affect the ingress and egress to the Premises and shall not materially and adversely affect Tenant's use and enjoyment of the Premises. Tenant shall not have any rights to the roof, the structural components, or the utility raceways/risers of the Building, without the prior written consent of the Landlord. Tenant shall not obstruct the Common Areas or use them for any purpose other than their customary and intended purpose.

1.3 Changes in Common Areas. The Landlord (through the Association) hereby reserves the right to make additions, alterations, deletions or changes to the Common Areas, including, but not limited to, changes in size and configuration of said Common Areas provided that any change in the Common Areas shall not affect the ingress and egress to the Premises and shall not materially and adversely affect Tenant's use and enjoyment of the Premises.

1.4 Use. Tenant agrees to use the Premises for general office use and for no other purpose whatsoever.

2. RENT

2.1 Rent. All monetary obligations of Tenant to Landlord under the terms of this Lease are deemed to be Rent.

2.2 Payment of Rent. Tenant shall pay the Rent at the office of the Landlord or at such other place as the Landlord may designate from time to time.

2.3 Base Rent. Tenant shall pay to Landlord Base Rent in lawful money of the United States, without offset or deduction, in advance on or before the 1st day of each month. Base Rent for any period during the Term which is for less than one full month shall be prorated based upon the actual number of days of the month involved. Base Rent shall be paid to Landlord at the address stated herein or to such other persons at such other addresses as Landlord may from time to time designate.

2.4 Additional Rent. Tenant shall pay to Landlord all Additional Rent in lawful money of the United States, without offset or deduction. Additional Rent for any period during the Term which is for less than one full month shall be prorated based upon the actual number of days of the month involved.

a) Common Area Charges. The Tenant shall pay to the Landlord monthly, in advance, on the first (1st) day of each month, beginning on the **Rent Commencement Date**, the Tenant's Share of Common Area Charges which shall be based on Landlord's estimate of Common Area Charges for the remainder of the calendar year in which the Commencement Date occurs. Following the close of each calendar year, Landlord shall readjust Landlord's estimate of Common Area Charges for

the current year; provided, however, Landlord shall be entitled to adjust its estimate of Common Area Charges from time to time during the current year with at least thirty (30) days advance written notice. Within ninety (90) days following the close of the Landlord's annual accounting period (or such later period as Landlord may require), the Landlord shall furnish to the Tenant a statement of the actual amount of the Tenant's Share of Common Area Charges for such period. If the actual amount of the Tenant's Share of Common Area Charges is less than the total amount therefore paid by the Tenant for such period, the excess shall be credited against the Tenant's next succeeding payment(s). or otherwise refunded to Tenant. If the actual amount of the Tenant's Share of Common Area Charge shall exceed the total amount therefore paid by the Tenant for such period, the Tenant shall pay to the Landlord, within fifteen (15) days following its receipt of the Landlord's statement, as Additional Rent, the amount shown as due thereon. Landlord's statement shall be presumed accurate unless, within ninety (90) days after Landlord delivers same to Tenant, Tenant provides Landlord with written notice (i) disputing the accuracy of any amount set forth in the statement (the "Disputed Amount"), (ii) designating an attorney or accountant at Tenant's sole cost and expense, to review the accuracy of the Disputed Amount with Landlord and/or its designated representatives and (iii) agreeing to pay all of Landlord's reasonable out of pocket costs and expenses in connection with such review, including attorneys' fees and accountants' fees, unless as a result thereof the Disputed Amount is demonstrated to reflect an error in excess of five percent (5%) of the amount actually due from Tenant. Tenant's review or audit shall be limited to records of the immediately preceding calendar year. Landlord hereby agrees, in the event it receives such notice from Tenant, to cooperate in promptly completing such review and promptly refunding any portion of the Disputed Amount which exceeds the amount actually due from Tenant.

For purposes of this Lease, "Common Area Charges" means all costs and expenses of every kind and nature as may be paid or incurred by Landlord individually or through the Association (including appropriate reserves) in operating, policing, protecting, managing and maintaining the Common Areas and the exterior of the Building, including, but not limited to, the cost and expenses of: operating, equipping, maintaining, repairing, replacing, lighting, cleaning, sweeping, and painting the Common Areas; water, electricity, sewer and other utility expenses of operating any of the Common Areas; concrete repair, paving, resurfacing and striping the parking areas; painting exterior walls of the Building and repairs to the roof; fire protection and fire hydrant charges; removal of snow, ice and debris from the driveways, sidewalks and parking areas; removal of garbage and trash from the Property; security services (if any)); transportation district fees, parking district fees and costs of other amenities required by law; property, casualty and general liability insurance costs for the Property; exterior maintenance, replanting and replacing flowers, shrubbery, plants, trees and other landscaping, and all water used to irrigate flowers, shrubbery, plants, trees and other landscaping located at the Property; machinery and equipment used in the operation of the Common Areas; maintenance of the roof; replacement of the roof; maintenance of sprinkler equipment; utilities used in the operation of the Common Area, including lighting the parking and other exterior Common Areas and Common Areas within the Building; personnel or services attributable solely to the Property, including, without limitation, maintenance and management; and any and all reasonable costs and expenses and other monetary obligations that Landlord incurs in connection with obligations to third parties under easement agreements or other instruments that pertain to the Property (other than those resulting from the Landlord's or the Association's default thereunder), including an administrative fee equal to ten percent (10%) of the total cost and expense of all the foregoing items. Any expense incurred of a capital nature shall be amortized over the useful life of such expenditure and only that year's portion of such expense shall be included in Common Area Charges for that year. Tenant's Share of the Common Area Charges for the Building shall be its prorata share based upon the rentable square footage of the Premises compared to the total gross rentable square footage of the Building. Tenant's Share of the Common Area Charges for the Property (exclusive of the Common Area Charges for the Building) shall be its prorata share based upon the rentable square footage of the Premises compared to the total gross rentable square footage of all the buildings comprising the Property.

b) <u>Tenant's Share of Taxes</u>. Tenant is responsible for all Taxes relating to the Premises if individually assessed and billed by the taxing authority. Tenant shall pay such Taxes within thirty (30) days of receipt of an invoice for same from the Landlord; or Tenant shall pay 1/12th of the annual tax bill monthly as estimated by Landlord, which amount will be adjustable annually upon receipt of the tax bill by Landlord. Tenant's paying Taxes on a monthly basis will be considered to be paying on a current basis for the then current tax year. Taxes means all real estate taxes (including special assessments, taxes levied by a special taxing district, or other similar charges) due with respect to the Land and Building, which may be levied or assessed by the lawful taxing authorities against the Land and Building and all other improvements within the Tax Parcel(s) pertaining to the Property. Actual expenses, including attorney's fees, expert witness fees and similar costs, reasonably incurred by Landlord in obtaining or attempting to obtain a reduction of any Taxes shall be included in Taxes. Taxes which are being contested by Landlord shall be included for purposes of Tenant's Share of Taxes, but if Landlord receives a refund of any Taxes on which Tenant's payment thereof was based, Landlord shall credit the appropriate portion of such refund to the next installment of Taxes or Additional Rent payable after the date of the refund. Landlord shall have no obligation to contest the levying or imposition of any Taxes, and may, in its sole discretion, compromise or abandon any such contest.

c) <u>Late Fees</u>. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease. Accordingly, if any installment of Rent or other sum then due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days of the date due, then, without any further requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to 5% of such overdue amount. Acceptance of such late payment by Landlord shall in no event constitute a waiver of Tenant's

Default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. Any monetary payment due Landlord hereunder not received by Landlord within five (5) days after Tenant's receipt of written notice of non-payment shall bear interest from the due date at twelve percent (12%) per annum.

d) Security Deposit. Tenant shall deposit with Landlord upon Tenant's execution hereof the Security Deposit as set forth herein as security for Tenant's faithful performance of Tenant's obligations under the Lease. If Tenant fails to pay Base Rent or Additional Rent or otherwise defaults under this Lease, Landlord may use the Security Deposit for the payment of any amount due Landlord or to reimburse or compensate Landlord for any liability, cost, expense, loss or damage (including attorney's fees) which Landlord may suffer or reasonably incur by reason thereof. Tenant shall within five (5) days of its receipt of a detailed statement of the application of any portion of the Security Deposit pay Landlord the amount used or applied so as to restore the Security Deposit to the amount set forth herein. Landlord shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Landlord shall, at the expiration or earlier termination of this Lease and after Tenant has vacated the Premises, return to Tenant that portion of the Security Deposit not used or applied by Landlord.

3. OPTION TO EXTEND TERM. Tenant hereby has the right to extend the Term of this Lease for an additional Five (5) year period (December 1, 2009 through November 30, 2014) upon the same terms and conditions outlined in the Lease (with the exception of Base Rental) by giving to Landlord one hundred eighty (180) days prior written notice of its intention to do so (the "Option Period"). The Base Rent for each twelve-month period during the Option Period shall be increased by three percent (3%) over the Base Rent for the previous twelve-month period, and shall be payable in twelve equal monthly installments in accordance with the terms of the Lease.

4. DEFAULT AND REMEDIES

4.1 Default. The occurrence of any one of the following events shall constitute an event of default on the part of Tenant (a "Default"): a) the abandonment of the Premises by Tenant; b) failure to pay any installment of Base Rent, Additional Rent or any other monies due and payable hereunder, said failure continuing for a period of five (5) days after Landlord's delivery of notice to Tenant that the same was not paid when due; c) a general assignment by Tenant or any guarantor for the benefit of creditors; d) the filing of a voluntary petition in bankruptcy by Tenant or any guarantor, the filing of a voluntary petition for an arrangement, the filing of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by Tenant's creditors or guarantors and such petition is not dismissed within sixty (60) days; e) receivership, attachment or other judicial seizure of the Premises or all or substantially all of Tenant's assets on the Premises and the same is not dismissed within sixty (60) days; f) failure of Tenant to maintain insurance as required by this Lease and such failure shall continues for five (5) days after receipt of written notice thereof by Tenant from Landlord; g) failure in the performance of any of Tenant's other covenants, agreements or obligations hereunder; which failure continues for thirty (30) days after written notice thereof from Landlord to Tenant provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such thirty (30) day period despite reasonable diligence, Tenant shall not be in default under this clause unless Tenant fails to thereafter diligently and continuously prosecute the cure to completion; or g) the default of any guarantors of Tenant's obligations hereunder under any guaranty of this Lease or the attempted repudiation or revocation of any such guaranty.

4.2 Remedies.

a) Termination. At any time after the happening of a Default, Landlord may terminate this Lease by written notice to Tenant, without giving Tenant any further right to cure the Default.

b) Repossession/ Re-letting. After notice of a Default, whether before or after a termination as provided in this Lease, Landlord, without further notice and with no liability to Tenant, may repossess the Premises by summary proceedings, and may remove Tenant and all other persons and all property from the Premises. After such repossession, Landlord may (but is under no obligation to) re-let the Premises, any part thereof, or the Premises with additional premises, in Landlord's name, without notice to Tenant, for a term and on conditions and for purposes which Landlord determines. Landlord is not liable for failure to collect any rent due upon any such re-letting.

c) Survival of Tenant's Obligations/ Damages.

(i) No provision of this Lease shall relieve Tenant of its liabilities and obligations under this Lease, all of which shall survive any termination, repossession and/or re-letting. Landlord shall not be deemed to discharge Tenant because Landlord takes or accepts possession of the Premises or exercises control over the Premises following a Default in accordance with applicable court procedures. Acceptance of surrender and discharge may be done only by an instrument executed on behalf of Landlord by its duly authorized officer or employee.

(ii) In the event of termination or repossession following a Default, Tenant shall pay to Landlord all Base Rent and Additional Rent due through the earlier of the date of termination or repossession plus all reasonable costs and expenses incurred by Landlord associated with the exercise of Landlord's rights under this Lease (including, without limitation, reasonable attorney fees). Further Tenant, with respect to that period of time beginning on the day after the date of such termination

or repossession and continuing through the end of what would have been the Term in the absence of termination and whether or not the Premises or any part have been re-let, is liable to Landlord for, and shall pay to Landlord, as such amounts accrue as "Current Damages" for Tenant's Default, the Base Rent and Additional Rent payable by Tenant or which would be payable if this Lease had not terminated, plus all Landlord's reasonable expenses in connection with any re-letting, including, repossession costs, brokerage commissions, expenses of preparation for such re-letting and reasonable attorneys' fees. Tenant shall pay Current Damages to Landlord monthly on the day on which the Base Rent and Additional Rent would have been payable if the Lease were not terminated, and Landlord is entitled to recover the same from Tenant each month.

(iii) If any statute or rule of law governing a proceeding in which Current Damages are to be proved validly limits the Current Damages to an amount less than that provided for herein, Landlord is entitled to the maximum amount allowable under the statute or rule of law.

d) Termination. No re-entry or taking of possession of the Premises by Landlord pursuant to Section 4.2 of this Lease shall be construed as an election to terminate this Lease unless a notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any re-letting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such re-letting elect to terminate this Lease for any such Default.

e) Waiver by Tenant. Tenant hereby waives and surrenders for itself and all claiming by, through and under it, including creditors of all kinds, (a) any right and privilege which it or any of them may now or hereafter have to redeem the Premises or to have a continuance of this Lease for the Term hereby demised after termination of Tenant's right of occupancy by order or judgment of any court or by any legal process or writ, (b) the benefits which it or any of them may now or hereafter have for the exemption of property from liability for debt or for distress for rent, and (c) the provisions of law, presently effective or hereinafter enacted, relating to notice and/or delay in levy of execution in case of eviction of a tenant for nonpayment of rent.

f) WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF LANDLORD AND TENANT WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE OR ITS TERMINATION, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM, INJURY OR DAMAGE RELATED THERETO.

5. UTILITIES

5.1 Utility Infrastructure. The Landlord (through the Association) has provided, or the applicable utility has provided, the necessary mains, conduits and other facilities necessary to supply water, electricity, natural gas/propane, and sewerage (through a private septic system) service to the Premises. The Landlord (through the Association) has further provided the necessary telephone lines to the Building to enable tenants to tie into such lines to obtain telephone service. Tenant's telephone "tie-in" and installation shall be at Tenant's sole cost and expense.

5.2 Tenant's Use of Electricity. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the Building or the risers or wiring installations or transformers. All further installations of electric fixtures, appliances and equipment in the Premises shall be subject to Landlord's reasonable prior approval.

5.3 Interruption of Utility Service. The Landlord does not warrant that the services or utilities described in Section 5.1 or otherwise furnished to the Premises will be free from any slow-down, interruption, or stoppage, or by reason of any requirement, act or omission of the public utility serving the Premises with electricity, or caused by the maintenance, repair, substitution, renewal, replacement or improvements of any of the equipment involved in the furnishing of any such services or caused by changes of services, alterations, strikes, lock-outs, labor controversies, fuel shortages, accidents, acts of God or the elements or any other cause beyond the reasonable control of the Landlord, and in no event shall the Landlord be liable for damage of persons or property, or in default hereunder, as a result of such slow-down, interruption or stoppage not due to the negligence of Landlord (or the Association). The Landlord agrees to use due diligence to cause the Association and/or utilities to resume the service upon any such slow-down, interruption or stoppage.

5.4 Other Utilities. Tenant shall make arrangements for and pay when due all charges for gas, oil, electricity, water, lights, heat, air conditioning, sewer, power, telephone, garbage and refuse removal and any other services used on or about or supplied to the Premises not otherwise provided by Landlord.

6. ACCEPTANCE OF THE PREMISES AND BULDING BY TENANT

6.1 Condition of Premises. The taking of possession of the Premises by Tenant shall be conclusive evidence with respect to Tenant (a) that it accepts the Premises as suitable for the purposes for which they are leased, (b) that it accepts the Property and each and every part and appurtenance thereof as being in a good and satisfactory condition, and (c) that Tenant waives any defects in the

Premises and its appurtenances and in all other parts of the Property and the appurtenances thereto, except for latent defects not reasonably discoverable by a prudent inspection of the Premises and the Property.

6.2 Damage to Premises. The Landlord (and the Association) shall not be liable to Tenant, or to Tenant's agents, employees, customers, licensees or invitees, for any loss, damage or injury that may be occasioned by or through the acts or omissions of other tenants in the Property or of any other person whatsoever, unless such loss, damage or injury is wholly the result of the negligence or willful misconduct occasioned by theft, fire, act of God, public enemy, injunction, riot, insurrection, war, court order, requisition or order of governmental authority or any other matter beyond the control of Landlord, and Tenant, with respect to itself and its agents and employees, hereby expressly assumes all risks of damage to its property by reason of the condition of the Premises, the Building, and the Property; provided, however, that notwithstanding any of the foregoing the Landlord shall be liable for any injuries and damages arising from defects or the failure to repair the Premises, the Building, or the Property.

7. USE AND OCCUPANCY

7.1 Use of Premises. Tenant agrees that the Premises shall be used and occupied by Tenant only and then only as and for the purposes and permitted use set forth in Section 1.4 and for no other purpose. Tenant shall procure, at its sole expense, any permits or licenses required for the transaction of business in the Premises and agrees to use and maintain the Premises in a clean, careful, safe and proper manner and to comply with all applicable laws, ordinances, rules and regulations of all governmental bodies (state, federal and municipal) pertaining to its use and occupancy of the Premises. Tenant agrees to promptly execute and comply with all statutes, ordinances, regulations, rules, orders, and requirements of the federal, state, county and city governments, departments and bureaus pertaining to the operation of its business. Tenant will not overload the floors and will not install any heavy business machines or any heavy medical equipment of any kind without prior written approval of the Landlord which, if granted, may be conditioned upon moving by skilled licensed handlers and installation and maintenance at Tenant's expense of special reinforcing and settings adequate to absorb and prevent noise and vibration. In no event will Tenant be allowed to place a load exceeding fifty (50) pounds per square foot on any floor of the Building without prior written consent, which consent shall not be unreasonably withheld.

7.2 Waste. Tenant will not in any manner deface or injure the Building, the Property or the land or any part thereof or overload the floors or any of the electrical, mechanical or other systems in the Premises. Tenant agrees that it will not commit waste or suffer or permit waste to be committed or to allow or permit any nuisance on or in the Premises. Window signage is specifically prohibited unless pre-approved by Landlord. Tape shall not be used to affix any approved window signage. Products specifically made for hanging signage such as suction cups, plastic hangers and magnets are acceptable for affixing any approved window signage.

7.3 Restrictions on Use. Tenant shall not conduct within the Premises any fire, auction or bankruptcy sales. Tenant shall not place or permit any radio, television, loud-speaker or amplifier to be placed on the roof or outside the Premises or where the same can be seen or heard from outside the Building or in the Common Areas; nor place any antenna, awning or other projection on the exterior of the Premises; nor solicit business or distribute leaflets or other advertising material in the Common Areas; nor take any other action which in the reasonable judgment of the Landlord would unreasonably interfere with other tenant's use of their respective premises.

7.4 Trash. Tenant shall store all trash and garbage within the area designated by the Landlord for trash pickup and removal and only in receptacles of the size, design and color from time to time prescribed by the Landlord. The Landlord (through the Association) shall arrange for collection of all trash and garbage, and Tenant's proportionate share of the cost thereof will be part of Tenant's Share of Common Are Charges. In no event shall Tenant operate an incinerator or burn trash or garbage within the Property.

7.5 Impact of Use on Insurance. Tenant shall not use the Premises or allow or permit same to be used in any way for any purpose that will increase the rate of fire or other insurance for the Property or its contents or in respect of the operation of the Property, or which may render the Building or any part of the Property uninsurable at normal rates by responsible insurance carriers authorized to do business in the State of Maryland or which may render void or voidable any insurance on the Building.

7.6 Signage. Landlord consents to Tenant installing a suite entry sign in accordance with Exhibit C herein. Tenant shall not erect, place or allow to be placed any additional sign, advertising matter, stand, booth or showcase anywhere on the Property without the prior written consent of the Landlord, which consent may not be unreasonably withheld, other than as specifically permitted by the Rules and Regulations attached hereto as Exhibit "C".

8. REPAIR AND MAINTENANCE BY TENANT, LANDLORD AND ASSOCIATION

8.1 Tenant Repairs. Tenant shall, at Tenant's sole cost and expense and at all times, keep the interior, non-structural portions of the Premises, along with the heating, ventilating and air conditioning system exclusively serving the Premises ("HVAC"), in good order, condition and repair including replacements (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible to Tenant and whether or not the need for such repair occurs

as a result of Tenant's use, the elements or age of such portion of the Premises, subject to Landlord's obligations hereunder, including, but not limited to, plate glass, windows, doors and other exterior openings, window and door frames, molding, closure devices, locks and related hardware, interior lighting, floor coverings, and interior plumbing, electrical and mechanical devices. Such repairs and replacements shall be in quality and class equal to the original work. Tenant shall replace, at its own cost and expense, all light bulbs and lighting fixtures which are damaged, broken or cease to function during the Term hereof, with bulbs or fixtures of the same kind or quality. Tenant shall institute a regular maintenance and cleaning program designed to ensure the superior maintenance of the facility and Premises, including, but not limited to, periodic and regular painting and/or wallpapering and frequent cleaning. Without diminishing such obligations of Tenant, if Tenant fails to make such repairs or replacements within fifteen (15) days after receipt of written notice from the Landlord, the Landlord may, at its option, make such repair and Tenant shall pay the Landlord for the reasonable cost thereof upon demand. Further, Tenant agrees to pay the Landlord on demand the cost of repair and replacement due to any damage necessitating structural repairs to the Premises or to any other part of the Building, mechanical equipment, the Property or the Land caused by any negligence or willful act or any misuse or abuse (whether or not any such misuse or abuse results from negligence or willful act) by Tenant or any of its agents or employees provided the cost of such repair or replacement is not covered by any insurance maintained by the Landlord (or the Association).

8.2 Janitorial Service. Tenant shall pay directly for all janitorial services supplied to the Premises at the request of Tenant, together with any taxes thereon.

8.3 Delivery of Premises. Tenant will, at the expiration of the Term or at the sooner termination thereof, deliver up the Premises in the same good order and condition as it was at the beginning of the tenancy, reasonable wear and tear excepted. Tenant shall be charged with the protection of its owned property, and in no event shall the Landlord (or the Association) be liable for any damage to such property by reason of fire, other casualty, the elements, leakage of water, steam, or the acts or negligence of any other tenant in the Building.

8.4 Landlord Repairs. The Landlord shall maintain (or cause to be maintained through the Association) in good order, repair and operating condition the structural integrity of the roof and exterior of the Premises, and the structural beams, structural columns and other structural parts of the Premises and the Building and all utility systems. The Landlord shall directly (or through the Association) maintain in good order, repair and operating condition all Common Areas and other portions of the Building and the Property not maintained by any other tenant or occupant of the Building.

Without limiting the obligations of Landlord hereunder, the following services will be provided by the Landlord, either directly or through the Association, said services being part of the Common Area Charges delineated in Section 2.4 above:

a) heated and refrigerated air conditioning as appropriate, at such temperatures and in such amounts as are reasonably considered by the Association to be standard office conditions for the Common Areas from 7:00 a.m. to 6:00 p.m. Monday through Friday, and from 8:00 a.m. to 1:00 p.m. on Saturdays;

b) janitorial services to the Common Areas of the Building and grounds, and such window washing as may from time to time in the Association's judgment be reasonably required;

c) elevators for ingress and egress to the floor on which the Premises are located;

d) replacement of ballasts and fluorescent tubes in the building-standard ceiling mounted fixtures and incandescent bulb replacement in all common hallways of the Building.

e) landscaping; and

f) snow removal from primary ingress, egress and parking areas.

9. ALTERATIONS

9.1 Tenant Alterations. Tenant shall not make nor cause to be made any alterations, installations in, on, under or about the Premises without first obtaining the written consent of the Landlord with respect thereto (which consent shall not be unreasonably withheld, conditioned or delayed by Landlord); provided, however, Landlord shall have the right, in its sole and absolute discretion, to withhold consent with respect to any alterations or installations in, on, under or about the Premises sought to be made by Tenant that, in the sole opinion of the Landlord, affect the structural integrity of the Building or materially and adversely affect any of the heating, ventilating, air conditioning, electrical, plumbing or other mechanical systems serving the Building. Notwithstanding the foregoing, Tenant shall have the right to make cosmetic, non-structural alterations or decorations to the Premises at any time without obtaining the prior written consent thereto of Landlord so long as all such cosmetic, non-structural decorations or alterations shall not exceed in aggregate cost the sum of Five Thousand Dollars ($5,000.00) in any calendar year falling wholly or partially within the Term. Tenant may install unattached, movable trade fixtures which can be installed without significant drilling, cutting or otherwise defacing the Premises in any manner whatsoever. Any linoleum, carpeting or other floor covering which may be cemented, glued, tacked or otherwise affixed to the floor of the Premises is a permanent fixture and shall become the property of Landlord without credit or compensation to Tenant.

9.2 Construction Requirements. All construction work done by or at the request of Tenant within the Premises shall be performed by a contractor, at Tenant's sole cost and expense, in a good and workmanlike manner. All such work shall be performed in compliance with all governmental requirements, and in such a manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Property. Tenant agrees to indemnify Landlord and hold it harmless against any loss, liability or damage resulting from such work, and Tenant with respect to alterations that require the Landlord's prior written consent hereunder shall, if requested by Landlord, furnish bond or other security reasonably satisfactory to Landlord against such loss, liability or damage.

9.3 Alterations to Roof. All venting, opening, sealing, waterproofing or any other alterations of the roof required in conjunction with any alterations by Tenant shall be performed by a roofing contractor approved by the Landlord (or the Association) at Tenant's expense; and when such roof alterations have been completed, Tenant shall furnish to the Landlord (or the Association) a certificate from the roofing contractor that all such alterations have been completed in accordance with the plans and specifications therefore approved by the Landlord.

10. MACHINERY AND EQUIPMENT; TRADE FIXTURES

All machinery and equipment, and appurtenances thereto, installed in the Premises by Tenant or by any employee, agent or subcontractor of Tenant, or by any subtenant of Tenant, which cannot be removed from the Premises without permanent damage to the Premises will be and become part of the realty and will become the property of Landlord and will not be removed from the Premises without the written consent of the Landlord. Notwithstanding the foregoing, all machinery and equipment and appurtenances thereto installed in the Premises by Tenant, or by any employee, agent or subcontractor of Tenant, or by any subtenant of Tenant, which may be removed from the Premises without permanent damage to the Premises and all of Tenant's furniture, furnishings and movable trade fixtures installed in the Premises shall be deemed to remain personal property and all such machinery, equipment, appurtenances, furniture, furnishings and movable trade fixtures of Tenant or of any employee, agent or subcontractor or subtenant of Tenant, may be removed prior to the expiration of this Lease or its earlier termination for any cause herein provided for; but Tenant shall repair any damage occasioned by such removal and shall restore the Premises to its condition as at the beginning of the Term hereof, reasonable wear and tear excepted. Any such property which may be removed pursuant to the preceding sentence and which is not so removed prior to the expiration of this Lease, or within five (5) days after its earlier termination for any cause herein provided, may be removed for the account of Tenant; and if Tenant fails to reclaim such property within thirty (30) days following such removal, then such property will be deemed to have been abandoned by Tenant, and may be appropriated, sold, destroyed or otherwise disposed of by Landlord without prior notice to Tenant. Tenant shall pay to Landlord the reasonable cost incurred by Landlord in removing, storing, selling, destroying or otherwise disposing of any such property.

11. MECHANIC'S LIENS

Tenant will not permit any mechanic's lien or liens to be placed on the Premises or improvements thereon, or the Property during the Term caused by or resulting from any work performed, materials furnished or obligations incurred by or at the request of Tenant, and nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any material for any specific improvement, alteration or repair of or to the Premises or any part thereof, or as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanics' or other liens against the interest of the Landlord in the Premises. In the case of the filing of any lien on the interest of Landlord or Tenant in the Premises or on the Property resulting from any work performed for Tenant, Tenant shall cause it to be discharged of record within twenty (20) days after receipt of notice of its filing. If Tenant shall fail to discharge such mechanic's lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit in court or bonding. Any amount paid by Landlord for any of the aforesaid purposes, or for the satisfaction of such lien, not caused or claimed to be caused by Landlord, and all reasonable legal and other expenses of Landlord, including reasonable counsel fees in defending any such action or procuring the discharge of such lien, with all necessary disbursements in connection therewith, shall be paid by Tenant to Landlord on demand.

12. ASSIGNMENT AND SUBLEASING

12.1 Assignment and Subletting. Tenant shall not, without the prior written consent of Landlord, which consent may not be unreasonably withheld or conditioned, (a) assign or in any manner transfer this Lease or any estate or interest therein, or (b) permit any assignment of this Lease or any estate or interest therein by operation of law, or (c) sublease the Premises or any part thereof, or (d) grant any license, concession or other right of occupancy of any portion of the Premises, or (e) permit the use of the Premises by any parties other than Tenant, its agents and employees. Landlord's consent, if given to one or more assignments of this Lease or a subleases of the Premises shall not operate as a waiver of Landlord's rights as to any subsequent assignment of the Lease or sublease of the Premises.

12.2 Liability of Tenant. Notwithstanding any assignment of the Lease or subletting of the Premises, Tenant shall at all times remain fully responsible and liable for the payment of the Rent herein specified and for compliance with all of its other obligations under this Lease (even if future assignments

and subleases occur subsequent to the assignment or subletting by Tenant, and regardless of whether or not Tenant's approval has been obtained for such future assignments and subleases).

12.3 Prohibition Against Encumbrances. Tenant shall not mortgage, pledge or otherwise encumber its interest in the Lease or in the Premises.

12.4 Transfer of Landlord's Interest in Lease. Landlord shall have the right to transfer, assign and convey, in whole or in part, its rights and interest under this Lease without the consent of Tenant provided Landlord gives Tenant prompt written of such transfer and a copy of the instrument effecting the assignment of Landlord's interest in the Lease and the assumption of landlord's obligations hereunder. In the event of transfer and assignment by Landlord of its interest in this Lease and in the Property or the Building, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations. Any security given by Tenant to secure performance of Tenant's obligations hereunder may be assigned and transferred by Landlord to such successor in interest, and upon delivery of such security to its successor in interest Landlord shall thereby be discharged of any further obligation relating thereto.

13. INDEMNIFICATION

13.1 Indemnification. Tenant and Landlord shall indemnify each other and hold and save each other whole and harmless of, from and against all fines, suits, losses, costs, liabilities claims, demands, actions and judgments of every kind and character arising; (a) by reason of any breach, violation or nonperformance of any term, provision, covenant, agreement or condition on the part of Tenant or Landlord respectively hereunder, or (b) on account of injury or damage to person or property r to the extent that any such injury or damage may be incident to, arise out of, or be caused, wholly in part, by any act, omission, negligence or misconduct on the part of Tenant or Landlord respectively or any of its agents, servants, employees, or (c) when any such injury or damage is the result of the violation by Tenant or Landlord or any of its agents, servants, employees of any law, ordinance or governmental order of any kind or of any of the Rules and Regulations, or (d) when any such injury or damage may in any other way arise from or out of the occupancy or use by Tenant, its agent, servants, employees.

13.2 Litigation. Tenant and Landlord covenant and agree that in case Tenant or Landlord, respectively, shall be made a party to any litigation relating to any claim for which Tenant or Landlord respectively has agreed to indemnify the other hereunder or relating to this Lease or to the Premises, then Tenant or Landlord, as the case may be, shall and will pay all reasonable costs and expenses, including reasonable attorneys' fees and courts costs, incurred by or imposed upon Tenant or Landlord by virtue of any such litigation and the amount of all such costs and expenses, including attorneys' fees and court costs, shall be a demand obligation owing by Tenant to Landlord, or Landlord to Tenant.

14. FIRE AND OTHER CASUALTY

14.1 Notice of Fire or Casualty. Tenant shall give prompt written notice to Landlord of any damage to the Premises by fire or other casualty.

14.2 Repairs to Premises. If the Premises shall be damaged by fire or other casualty, except as otherwise provided herein, the insured damages to the Premises [not including any furniture, furnishings, trade fixtures or equipment in the Premises or any other items insured by Tenant pursuant to Section 16] shall be repaired by and at the expense of Landlord, and, until such repairs shall be made, the Base Rent shall be apportioned according to the part of the Premises which is usable by Tenant. Tenant agrees to repair and replace its own furniture, furnishings, trade fixtures and equipment. No penalty shall accrue for reasonable delay which may arise by reason of adjustment of insurance on the part of Landlord, obtaining permits, or on account of labor problems, or any other cause beyond Landlord's reasonable control.

14.3 Landlord's Termination Right. In the event that (a) the Property shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Property shall, in the Landlord's sole judgment, be required (whether or not the Premises shall have been damaged by such fire or other casualty) and (b) the Landlord and/or the Association elects not to reconstruct the Property, Landlord may, at its option, terminate this Lease and the term and estate hereby granted by delivering written notice to Tenant of such termination within sixty (60) days after the date of such damage, and thereupon the Term shall expire sixty (60) days after such notice is given and received by Tenant, and Tenant shall vacate the Premises and surrender the same to Landlord. Upon the termination of this Lease under the conditions hereinbefore provided, Tenant shall not be obligated to pay installments of Rent accruing on or after the day following the casualty.

14.4 Application of Insurance Proceeds. In the event that (a) the Premises shall be destroyed or substantially damaged by a casualty not covered by the Landlord's insurance (or the Association's insurance) or (b) the holder of a mortgage, deed of trust or other lien on the Premises (the "Lender") at the time of the casualty elects, pursuant to such mortgage, deed of trust or other lien, to require the use of all or part of the insurance proceeds attributable to the Premises in satisfaction of all or part of the indebtedness secured by such mortgage, deed of trust or other lien, then Landlord may elect either to terminate this Lease or to proceed to rebuild and repair the Premises. Landlord shall give written notice to Tenant of such election within thirty (30) days after the occurrence of such casualty and if the Landlord (and/or the Association) elect to rebuild and repair, it shall proceed to do so with reasonable diligence and at its sole cost and expense.

14.5 Landlord's Restoration Obligations. The Landlord's (and/or the Association's) obligation to rebuild and repair under this Section 14 shall in any event be limited to restoring the Premises to substantially the condition in which the same existed prior to such casualty. Landlord shall cause the Association to promptly repair or restore any damage to the Building and/or Property. Tenant agrees that promptly after completion of such work by the Landlord (and/or the Association), it shall resume its use and occupancy of the Premises.

14.6 Tenant's Use of Premises/Abatement of Rent. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from fire or other casualty to the Property or the Premises or the repair thereof. Tenant shall continue the operation of its business within the Premises to the extent practicable during any period of reconstruction or restoration. During the period from the occurrence of the casualty until the restoration of the Premises is complete, the Base Rent, and Tenant's Share of Common Area Charges and Taxes shall be reduced to such extent as may be fair and reasonable under the circumstances.

14.7 Tenant's Termination Right. In the event of any casualty or other damage to the Premises not repaired and/or restored by Landlord (or the Association) within one hundred eighty (180) days of the casualty, Tenant, at its option, may terminate this Lease upon at least thirty (30) days written notice to Landlord.

15. CONDEMNATION

If the whole or any part of the Premises shall be taken under the power of eminent domain, or shall be sold by the Landlord (or the Association) under threat of condemnation proceedings, then this Lease shall terminate as to the part so taken or sold on the day when Tenant is required to yield possession thereof, and the Landlord directly (or through the Association) shall make such repairs and alterations as may be necessary in order to restore the part not taken or sold to useful condition, and the Base Rent and Additional Rent hereinbefore specified shall be reduced proportionately as to the portion of the Premises so taken or sold. If the amount of the Premises so taken or sold is such as to impair substantially the usefulness of the Premises for the purposes for which the same is hereby leased, then Tenant shall have the option to terminate this Lease as of the date when Tenant is required to yield possession. In the event this Lease is not terminated by either Landlord or Tenant hereunder, any damage to the Premises and/or the Building as a result of such taking not repaired and/or restored by Landlord (or the Association) within one hundred eighty (180) days of the taking, Tenant, at its option, may terminate this Lease upon at least thirty (30) days written notice to Landlord. In any and all events, all compensation awarded or paid for any such taking or sale of the fee and the leasehold, or any part thereof, shall belong to and be the property of the Landlord (or the Association, as the case may be) and Landlord, except for such sum as shall be awarded to Tenant for relocation of its business or account of the taking of fixtures or to other improvements installed by Tenant provided such sum is by separate award.

16. INSURANCE AND INDEMNITY

16.1 Tenant's Insurance. At its sole cost and expense, Tenant shall maintain in full force and effect during the Term the following insurance coverage insuring against claims which may arise from or in connection with Tenant's operation and use of the Premises: (i) commercial general liability insurance with minimum limits of $1,000,000.00 per occurrence and $2,000,000.00 general aggregate for bodily injury, personal injury and property damage; (ii) workers' compensation insurance with statutory limits and employer's liability with a $1,000,000.00 per accident limit for bodily injury or disease; (iii)automobile liability insurance covering all owned, non-owned and hired vehicles of Tenant with a $1,000,000.00 per accident limit for bodily injury and property damage; (iv) property insurance against all risks of loss to Tenant's business personal property on a full replacement cost basis with no co-insurance penalty provision; and (v) business interruption insurance with a limit of liability representing loss of at least approximately six (6) months of income. Tenant shall deliver to Landlord certificates of all insurance reflecting evidence of required coverage -annually. If, in the reasonable opinion of Landlord's insurance adviser, the amount or scope of such coverage is deemed inadequate at any time during the Term, Tenant shall increase such coverage to such reasonable amounts or scope as Landlord's adviser deems adequate. All insurance required under Section 16.1 of this Lease shall: (i) be issued by insurers licensed to do business in the state in which the Premises are located and which are rated A: VII or better by Best's Key Rating Guide; (ii) be endorsed to include Landlord, the property manager employed by Landlord in connection with the Premises, and such other persons or entities as Landlord may from time to time reasonable designate, as additional insured (commercial general liability insurance only); and (iii) be endorsed to provide at least thirty (30) days prior notification of cancellation or material change in coverage to said additional insured.

16.2 Landlord's Insurance. Landlord shall maintain (or cause to maintain through the Association) all risk, including earthquake and flood, insurance covering the Premises, the Building and the Property on a full replacement value with commercially reasonable deductibles, commercial general liability insurance with minimum limits of $1,000,000.00 per occurrence and $2,000,000.00 general aggregate for bodily injury, personal injury and property damage and such other insurance in such amounts and covering such other liability or hazards as deemed appropriate by Landlord (and/or the Association.

16.3 Waiver of Subrogation. To the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive

any right to recover against the other on account of any and all claims Landlord or Tenant may have against the other with respect to property insurance actually carried or required to be carried hereunder, to the extent of the proceeds realized from such insurance coverage.

17. **HAZARDOUS SUBSTANCES**

17.1 Hazardous Materials.

A. Except for the medical waste that is the direct result of the Tenant's treatment to its patients which is covered in sub paragraph (B), Tenant hereby covenants and agrees to (i) prohibit the use of the Premises for any "hazardous waste" as defined by the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.) and (ii) prohibit any "Hazardous Substance" as defined by the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as such acts may be amended from time to time, and regulations promulgated thereunder; (iii) and comply with any similar law of the state where the Premises are located and (iv) prohibit any substance the presence of which on the Premises is prohibited by a law similar to those set forth in this definition; and (v) prohibit any other substance which by law requires special handling in its collection, storage, treatment, or disposal (all collectively herein referred to as "Hazardous Materials"); (vi) comply with any and all laws, regulations or orders with respect to the investigation, clean up and removal of any condition that constitutes a significant threat to health, safety, property or the environment, now or hereafter located in, on or under the Premises, including but not limited to any hazardous waste or hazardous substance (as those terms are defined hereinabove); and (vii) pay immediately when due the cost of investigation, cleanup or removal of any condition that constitutes a significant threat to health, safety, property or the environment, now or hereafter located in, on or under the Premises, including any hazardous waste or hazardous substance (as defined hereinabove) and shall keep the Premises and Property free of any lien imposed pursuant to any laws, regulations or order respecting such conditions; and (d) when such clean up costs are identified, furnish to the Landlord sufficient financial assurances of its ability to comply with this paragraph. Hazardous Materials shall not include any office materials, supplies and/or cleaning agents customarily used in an office environment.

B. Notwithstanding anything to the contrary contained in the Lease, Tenant, rather than Landlord, shall be responsible and shall pay for all costs of segregating, packaging, treating, transporting and disposing of all Infectious Waste generated by Tenant at or from the Building. All Infectious Waste shall be identified, segregated, measured, stored and disposed of by Tenant in a manner that complies with all federal, state and local laws or regulations applicable to Infectious Waste. None of the common areas of the Building or Property may be used by Tenant for the storage or disposal of Infectious Waste. Tenant hereby agrees that it shall be fully liable for all costs and expenses related to the use, storage and disposal of Infectious Waste generated from the Premises by Tenant.

17.2 Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance is located in or about the Premises, Tenant shall immediately give Landlord written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

17.3 Indemnification. Tenant shall indemnify, protect, defend and hold Landlord, Landlord's affiliates, Lender, and the officers, directors, shareholders, partners, employees, managers (including, without limitation, any property manager employed by Landlord in connection with the Premises or Property), independent contractors, attorneys and agents (including, without limitation, any property manager employed by Landlord from time to time with respect to the operation by Landlord of the Premises) (collectively, the "Landlord Entities") harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Tenant or by any of Tenant's employees, agents, or contractors . Tenant's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved. Tenant's obligations shall survive the expiration or earlier termination of this Lease.

17.4 Inspection; Compliance with Law. Landlord and the holders of any mortgages, deeds of trust or ground leases on the Premises (collectively, "Lenders") shall have the right to enter the Premises at any time and without the obligation to provide any notice whatsoever to Tenant in the case of an emergency, and otherwise at reasonable times after giving not less than 24 hours' prior oral or written notice thereof to Tenant, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Applicable Requirements. Landlord shall be entitled to employ experts and/or consultants in connection therewith to advise Landlord with respect to Tenant's installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The cost and expenses of any such inspections shall be paid by the party requesting same unless a violation of Applicable Requirements exists or is imminent or the inspection is requested or

ordered by a governmental authority. In such case, Tenant shall upon request reimburse Landlord or Landlord's Lender, as the case may be, for the costs and expenses of such inspections.

18. MISCELLANEOUS

18.1 Tenant Holding Over. Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of the Lease. If Tenant holds over with the consent of the Landlord: (a) the Base Rent payable shall be increased to 150% of the Base Rent applicable during the month immediately preceding the expiration or earlier termination unless the Landlord and Tenant are in good faith negotiations for a further extension of the Lease, and Tenant hereby waives any statutory required notice or demand for possession prior to its obligation to pay such increased Base Rent during the holdover period; (b) Tenant's right of possession shall terminate on receipt of thirty (30) days notice from Landlord; and (c) all other terms and conditions of this Lease shall continue to apply. Nothing contained herein shall be construed as a consent by Landlord to any holding over by Tenant, and written notice from Landlord to Tenant that it no longer considers itself in good faith negotiations with Tenant for an extension of the Lease shall be conclusive. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, reasonable attorney's fees incurred or suffered by Landlord by reason of Tenant's failure to surrender the Premises in accordance with the provisions of this Lease.

18.2 Tenant's Accidental Losses. The Landlord shall not be liable for any damage to property, for the loss of any property by theft or otherwise, nor for the injury or damage to personal property caused by other tenants or persons in said Building, or resulting from the escape of steam, gas, electricity or water, or from rain, snow or dampness or by tempest or other act of God or by the act of rioters or public enemies, and not caused by the acts or omissions of Landlord (and/or the Association).

18.3 Termination of Lease. This Lease and the tenancy hereby created shall cease and terminate at the end of the original Term or any extension or renewal thereof, without the necessity of any notice from either Landlord or Tenant to terminate the same, and Tenant hereby agrees that Landlord shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of Premises from a Tenant holding over.

18.4 Right To Show Premises. For the period of three months prior to the expiration of the original Term of this Lease or any renewal or extension thereof, Landlord shall have the right to show the Premises and all parts thereof to prospective tenants between the hours of 9:00 a.m. and 5:00 p.m. on any day except Sunday and any legal holiday on which Tenant shall conduct business provide same does not materially and adversely interfere with Tenant's use and occupancy of the Premises.

18.5 Waiver. The failure of the Association or the Landlord to insist, in anyone or more instances, upon a strict performance of any of the covenants of this Lease, or to exercise any option herein contained, shall not be construed as a waiver of such covenant or option unless expressed in writing and signed by Landlord.

18.6 Rules and Regulations. Tenant agrees to be bound by the rules and regulations set forth on the schedule attached hereto as "Exhibit C", initialed by the parties and made a part hereof. The Landlord (and/or the Association) shall have the right, from time to time, to issue additional or amended rules and regulations regarding the use of the Building. When so issued the same shall be considered a part of this Lease and Tenant covenants that said additional or amended rules and regulations shall likewise be faithfully observed by Tenant and the employees of Tenant, provided that said additional or amended rules are made applicable to at least a majority of all tenants in the Building. The Landlord (and/or the Association) shall not be liable to Tenant for the violation of any of the said rules and regulations, or the breach of any covenant or condition in any lease, by any other tenant in the Building.

18.7 Successors and Assigns. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant, and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this Lease, their assigns.

18.8 Severability. If any term, covenant, or provision of this Lease is found to be illegal or unenforceable, it is the intention of the parties that, if this Lease can be so construed, this Lease shall continue in full force and effect without such illegal or unenforceable term, covenant or provision.

18.9 Notices. Except for the payment of Base Rent, all correspondence shall be certified or registered mail or notices delivered by hand to the Landlord and to the Tenant on the Premises. If the Premises are unoccupied or acceptance of said notice is refused by the Tenant, said notice may be served on the Tenant by posting same in a prominent place on the Premises. This paragraph shall apply to notices provided for in this Lease or by the laws of the State of Maryland.

18.10 Landlord Liability. Tenant, its successors and assigns, shall not assert or seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Premises and the Property. Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease. In no event whatsoever shall Landlord (which term

shall include, without limitation, any general or limited partner, trustees, beneficiaries, officers, directors, or stockholders of Landlord) ever be personally liable for any such liability.

18.11 Estoppel Certificate. Tenant shall within ten (10) days after receipt of notice from Landlord execute, acknowledge and deliver to Landlord, to the extent Tenant can truthfully do so, an estoppel certificate acknowledging the Lease to be in full force and effect, identifying any amendments or modifications to the Lease, confirming the Term and Commencement Date and the Expiration Date, identifying any defaults by Tenant or Landlord with respect to the Lease, and addressing such additional information, confirmations and/or statements as may be reasonably be requested by Landlord.

18.12 Signs. Tenant shall not place any signs at or upon the exterior of the Premises or the Building, except Tenant may, with the Landlord's prior written consent, install such signs as are reasonably required to advertise Tenant's own business so long as such signs are in a location designated by the Landlord (or the Association) and comply with sign ordinances and the signage criteria established for the Property. Tenant shall at all times be entitled to a directory listing in the Building lobby directory.

18.13 Brokers. Landlord hereby represents and warrants to Tenant that it has dealt with Baldus Real Estate in connection with the negotiation, execution and delivery of this Lease and that no brokerage fees or commissions are payable to any other real estate agent or broker in connection with the negotiation, execution and delivery of this Lease. Tenant hereby represents and warrants to Landlord that it has dealt with no real estate agent or brokers in connection with the negotiation, execution and delivery of this Lease and that no brokerage fees or commissions are payable to any real estate agent or broker in connection with the negotiation, execution and delivery of this Lease. Each of Landlord and Tenant shall indemnify and hold Landlord harmless the other from and against any and all claims, demands, losses, liabilities, costs or expenses (including, without limitation, reasonable attorney's fees) that the other may incur or suffer in connection with, or in anyway relating to, the inaccuracy of any representation made by such party in this paragraph.

18.14 Landlord's Work. Landlord agrees to deliver the Premises with plumbing, electrical and HVAC in good working order; with carpets cleaned; and with stained ceiling tiles replaced.

18.15 Attorney's Fees and Legal Expenses. Each party shall be responsible for and shall pay its own legal fees, costs and expenses incurred in the negotiation, execution and delivery of the Lease. In the event either party hereto is required to employ an attorney because any litigation arising out of this Lease between the parties hereto, the non-prevailing party (after the expiration of all appeals or applicable appeal periods) shall pay the prevailing party all reasonable fees, costs and expenses, including reasonable attorney's fees, incurred in connection with such litigation.

18.20 Time. It is understood and agreed between the parties hereto that time is of the essence in all of the terms and provisions of this Lease.

[Signatures on next page]

IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease as of the day and year first above written.

WITNESS:

LANDLORD:

SUSAN D. MOXLEY

______________________ By: Susan D. Moxley
Susan D. Moxley

Date Signed: 11/15/04

TENANT:

RICHARD R. OLSON
dba CONMED, INC.

______________________ By: ______________________

Name: Richard Olson
Title: Chief of Correctional Programs

Date Signed: 11/4/04

EXHIBIT A

DESCRIPTION OF PREMISES

Lots numbered Two (2), Three (3) and Four (4) as per plat entitled 'PART OF THE LANDS OF SOUTHBOUND ASSOCIATES LIMITED PARTNERSHIP, duly recorded among the Land Records of Charles County, Maryland in Plat Book DGB 38 at folio 81.

SAVING AND EXCEPTING THEREFROM, all that lot know as Three-A (3-a) as shown on a plat entitled "Lot 3A and 4A, LAND OF MARYLAND QUALITY HOMES, INC., A RESUBDIVISION OF LOTS 3 AND 4, PART OF THE LANDS OF SOUTHBOUND ASSOCIATES LIMITED PARTNERSHIP", to be recorded among the Land Records of Charles County, Maryland. Said Lot 3A also being a part of Lot No. 3, as shown on a plat entitled "Lots 2, 3 & 4, PART OF THE LANDS OF SOUTHBOUND ASSOCIATES LIMITED PARTNERSHIP", and recorded among the Land Records of Charles County, Maryland in Plat Book 38 at Plat 81. Said Lot 3A being situated along the westerly side of U.S. Route 301, 1st Election District, La Plata, Charles County, Maryland and being more particularly described as follows:

BEGINNING for the same at a point along the westerly side of U.S. Route 301 (a 150 foot right of way), thence leaving the westerly side of U.S. Route 301 and with the lands of the C&P Telephone Company of Maryland,

(1) South 83 degrees 54 minutes 59 seconds West, 250.00 feet to a point, thence leaving the lands of the C&P Telephone Company of Maryland and with the division line between this herein described Lot No. 3A and Lot 4A on the abovementioned plat

(2) North 06 degrees 05 minutes 01 seconds West, 199.32 feet to a point on the southerly side of Chesapeake Street (a variable width right of way), thence, leaving said division line with the southerly side of Chesapeake Street for the next three courses and distances

(3) North 87 degrees 48 minutes 41 seconds East, 133.32 feet to a point, thence

(4) North 83 degrees 55 minutes 11 seconds East, 82.00 fee to a point, thence

(5) 54.98 feet along the arc of a curve to the right to a point, said curve having a radius of 35.00 feet and being subtended by a chord bearing and distance of South 51 degrees 04 minutes 50 seconds East, 49.50 feet to a point, thence leaving Chesapeake Street and with the westerly side U.S. 301

(6) South 06 degrees 04 minutes 49 seconds East, 155.26 feet to the place of beginning.

The above described Lot No. 3A contains 47,907 square feet or 1.0998 acres more or less.

Subject to all covenants, easements, restrictions, reservations, etc. as of record and as shown on the abovementioned plat of "Lot 3A and 4A, Land of Maryland Quality Homes, Inc., A Resubdivision of Lots 3 and 4, Part of the Lands of Southbound Associates Limited Partnership".

EXHIBIT B


POTOMAC SQUARE
101
Abilities Network
103
Curves 105
Edward Jones 107
Shear heaven 109
R&R Business 111
Burch Florist 113
Party Store 115
Party Store 117
Cooperative 119
Extension Service
CES 121
CES 123
Mary Kay
125
FIRST FLOOR
Ben Dyer & Associates
201 & 227
Conmed
203
2,424
Wash
Gas
225
Vacant
205
1,480
Buyers
Title company
223
Vacant
207
1,491
Place to
heal 221
So MD
Works
209
Vacant
1,072
219
Allstate
217
Vacant
211
3,052
USG
Inc.
215
SECOND FLOOR
Retail and Office Center

EXHIBIT B

FLOOR PLAN SHOWING PREMISES

[The Floor Plan when initialed by Landlord and Tenant shall be incorporated by reference and made a part hereof as Exhibit B]

EXHIBIT C

RULES AND REGULATIONS

1. Tenant shall not obstruct or permit its agents, clerks, or servants to obstruct, in any way, the sidewalks, entry passages, corridors, halls, stairways, or elevators of the Building, or use the same in any other way than as a means of passage to and from the offices of Tenant; bring in, store, test or use any materials in the Building which could cause a fire or an explosion or produce any fumes or vapor; make or permit any improper or disturbing noises in the Building; smoke in the elevators; throw substances of any kind out of the windows or doors, or down the passages of the Building, or in the halls, or passageways; sit on or place anything upon the window sills; or clean the windows. Any trash or rubbish created by moving tenants into the Premises, or any heavy or excessive waste materials resulting from Tenant's occupancy and use of the Premises shall be removed from the Premises by Tenant at Tenant's sole cost and expense.

2. Plumbing facilities, water closets and urinals shall not be used for any purpose other than those for which they were construed; and no sweeping, rubbish, ashes, newspaper or any other substances of any kind shall be thrown into them. Waste and excessive or unusual use of electricity or water is prohibited.

3. Tenant shall not (1) obstruct the windows, doors, partitions and lights that reflect or admit light into the halls or other places in the Building, or (2) inscribe, paint, affix, or otherwise display signs, advertisements, or notices in, on, upon or behind any windows or on any door, partition of other part of the interior or exterior of the Building without the prior written consent of Landlord. If such consent be given by Landlord, and such sign, advertisement, or notice shall be inscribed, painted or affixed by Landlord, or a company approved by Landlord, but the cost of the same be charged to and be paid by Tenant, and Tenant agrees to pay the same promptly, on demand.

4. No additional lock or locks shall be placed by Tenant on any door of the Building, without written consent of the Landlord (and/or the Association.) Two keys will be furnished Tenant by Landlord; two additional keys will be supplied to Tenant by Landlord, upon request, without charge; any additional keys requested by Tenant shall be paid for by Tenant. Tenant, its agents and employees shall not have any duplicate keys made and shall not change the locks. All keys to doors and washrooms shall be returned to Landlord at the termination of the tenancy, and, in the event of loss of any keys furnished, Tenant shall pay Landlord the cost thereof.

5. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises (with the exemption of handicap assist animals).

6. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Such curtains, blinds and shades must be of a quality, type, design, and color, and attached in a manner reasonably approved by Landlord.

7. Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

8, No vending machines of any kind shall be installed in the Building without the prior written consent of the Landlord.

9. Tenant shall not conduct or permit any other person to conduct an auction upon the Premises or the Property; manufacture or store goods, wares or merchandise upon the Premises or the Property without the prior written approval of the Landlord, which shall not be unreasonably withheld or delayed, except the storage of usual supplies and inventory to be used by Tenant in the conduct of its business; permit the Premises or the Building to be used for gambling; permit to be played any radio, television, any musical instrument or recorded music in such a loud manner as to disturb or annoy other tenants; or permit any obnoxious odors to be produced upon the Premises.

10. There shall not be used in the Premises or in the Building, either by Tenant in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards, and no hand trucks will be allowed in the elevator without the consent of the Landlord (and/or the Association), which shall consent shall not be unreasonably withheld or delayed.

11. Tenant, before closing and leaving the Premises at the end of business hours each day, shall ensure that all windows are closed and all entrance doors locked and shall turn off all lights and all standard electrical office equipment.

12. Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but limited to, the following rights which are reserved to Landlord for its purpose in operating the Building:

a) the exclusive right to the use of the name of Building for all purposes, except that Tenant may use the name as its business address and for no other purpose;

b) the right to change the name or address of the Building without incurring any liability to Tenant for so doing;

c) the right to install and maintain a sign or signs on the exterior of the Building;

d) the exclusive right to use of the roof of the Building;

e) the right to limit the space on the directory of the Building to be allotted to Tenant, provided Tenant shall have the right to a listing on all Building directories;

f) the right to grant to anyone the right to conduct any particular business or undertakings in the Building.

13. Moving in and out of the Building must be coordinated with the Landlord (and/or the Association) at least twenty-four (24) hours in advance of the move-in or move-out date. In the discretion of the Landlord (and/or the Association), moving may be required to be done under its supervision. No furniture will be moved in the elevator without the permission of the Landlord (and/or the Association) and until necessary pads have been installed. Tenant shall use the elevator for moving only during such time as the Landlord (and/or the Association) may reasonably determine.

14. All motor vehicles shall be parked only in the designated parking spaces on the Property. All such vehicles shall be in working order, properly registered, and no repairs, except those of a minor nature shall be permitted to be performed on any vehicles on the Property.

15. No lumber, metals, bulk materials, garbage, refuse or trash all be kept, stored or allowed to accumulate on the Property or in the Building by any tenant or occupant of the Building at any time. All such materials shall be deposited in containers provided therefore by the Landlord (and/or the Association) on the Property or removed from the Property directly by the Tenant.

Tenant Initials